Exhibit 99.1 CERTIFICATION OF AMENDED PERIODIC REPORT

I, Robert Klein, President and Chief Executive Officer of Golden Spirit Minerals Ltd. a Delaware Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Amended Quarterly Report on Form 10-QSB/A of the Company for the amended quarterly period ended September 30, 2003(the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 05, 2003

/s/ Robert Klein
Robert Klein
President and Chief Executive Officer